Our File No.	57562V-0039

December 31, 2013

The Board of Directors
Uranium Energy Corp.
1111 West Hastings Street, Suite 320
Vancouver, British Columbia, Canada
V6E 2J3

Attention:         Mr. Amir Adnani, Chief Executive Officer

Dear Sirs:

Re:      Uranium Energy Corp.
            Registration Statements on Form S-3;
            Shares of Common Stock, par value $0.001 per share,
            having an aggregate offering price of up to $18,695,000

            We have acted as legal counsel to Uranium Energy Corp., a Nevada corporation (the "Company"), in connection with the proposed sale through Cantor Fitzgerald & Co. ("Cantor"), as the sales agent, from time to time by the Company of shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), having an aggregate offering price of up to $18,695,000, to be issued pursuant to that certain Controlled Equity OfferingSM Sales Agreement dated as of December 31, 2013 (the "Sales Agreement") by and between the Company and Cantor.

The Shares will be issued pursuant to: the Company's Registration Statement on Form S-3 (File No. 333-176406) (the "Original Registration Statement"), as filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the SEC on September 2, 2011; the Company's Registration Statement on Form S-3 (File No. 333-193152) (together with the Original Registration Statement, the "Registration Statements"), as filed with the SEC pursuant to Rule 462(b) of the Securities Act on December 31, 2013; the base prospectus (the "Base Prospectus") filed as part of the Original Registration Statement; and the related prospectus supplement dated December 31, 2013 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), as filed with the SEC pursuant to Rule 424(b) under the Securities Act.

            This opinion letter is furnished to you at your request in connection with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section  229.601(b)(5). No opinion is expressed as to any matter pertaining to the contents of the Registration Statements or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

Documents Reviewed

            In rendering the opinions set forth below, we have reviewed:

  the Sales Agreement;

  the Registration Statements and the exhibits attached thereto;

  the Prospectus;

  the Company's Articles of Incorporation as currently in effect (the "Articles of Incorporation");

  the Company's Bylaws as currently in effect (the "Bylaws");

  certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the directors relating to the registration of the Shares and related matters; and

  other documents as we have deemed relevant.

            In addition, we have relied upon certificates of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, except as set forth above, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

Assumptions, Limitations and Qualifications

            Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

  all Shares will be offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Registration Statements and the Prospectus;

  at the time of the issuance of any of the Shares, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power and authority to issue such Shares;

  in the event that any Shares are issued in uncertificated form, then, within a reasonable time after the issuance or transfer of any such uncertificated Shares, the Company sends to the registered owner thereof any written notice prescribed by the Nevada Revised Statutes;

  at the time of the issuance of any of the Shares, the Articles of Incorporation and the Bylaws of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in each case since the date hereof;

  at the time of any offering or sale of any Shares there will be sufficient shares of Common Stock authorized and unissued under the Company's then operative Articles of Incorporation and not otherwise reserved for issuance; and

  the minute books of the Company reflect all corporate proceedings of the Company, are accurate and up-to-date, and correctly reflect the directors and officers of the Company.

            In addition, we have assumed:

  the legal capacity of all natural persons;

  genuineness of all signatures on documents examined by us;

  the authenticity of all documents submitted to us as originals;

  the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; and

  that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

            The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. In particular, we note that the Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, in effect on the date hereof, which laws are subject to change.

            The opinions expressed in this letter are limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws, that, in our experience, are normally applicable to transactions of the type contemplated in the Registration Statement. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company.

Opinion

            Based upon and subject to the foregoing, we are of the opinion that when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers thereof, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

Consent

            We hereby consent to the filing of this opinion with the SEC as an exhibit to the Company's Current Report on Form 8-K dated December 31, 2013. We also hereby consent to the use of our name under the heading "Interests of Named Experts and Counsel" in the Base Prospectus, and under the heading "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

"McMillan LLP"

McMillan LLP

McMillan LLP | Royal Centre, 1055 W. Georgia St., Suite 1500, PO Box 11117, Vancouver, BC, Canada V6E 4N7 | t 604.689.9111 | f 604.685.7084
Lawyers | Patent & Trade-mark Agents | Avocats | Agents de brevets et de marques de commerce
Vancouver | Calgary | Toronto | Ottawa | Montréal | Hong Kong | mcmillan.ca